                Exhibit 4.18
***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

AMENDMENT No. 1
to Distribution Agreement
effective as of 23 June 2025
by and between Valneva Austria GmbH and Seqirus GmbH

This Amendment No. 1 to the Agreement (as defined below) is entered into,

BY AND BETWEEN

Valneva Austria GmbH, CIN: [***], organized under the laws of Austria, with its registered office at Campus Vienna Biocenter 3, AT-1030 Vienna, Austria, hereinafter referred to as “SUPPLIER”,

and

Seqirus GmbH, CIN: [***], organized under the laws of Germany, with its registered office at Stefan-George-Ring 23, 81929 München, Germany, hereinafter referred to as “DISTRIBUTOR”,

(hereinafter each referred to as a “Party”, and collectively as the “Parties”).

W I T N E S S E T H:
--------------------------

WHEREAS, The Parties have entered into a Distribution Agreement, with the Effective Date of 23 June 2025 pertaining to the sale of, and the rights of DISTRIBUTOR to purchase and commercialize and distribute SUPPLIER’s proprietary chikungunya vaccine IXCHIQ® and (as of 1 January 2026) its Japanese encephalitis vaccine IXIARO® (“Product(s)”) in Germany (hereinafter referred to as the ("Agreement"); and

WHEREAS, The Parties have discussed a modification to the respective Party’s responsibilities, risk and cost allocations for the delivery of Products and have agreed upon a new Incoterm. The Parties now wish to amend the Agreement accordingly.

NOW, THEREFORE, it is agreed as follows:

1.To the extent not explicitly defined herein, capitalised terms used in this Amendment No. 1 shall have the same meaning as set forth in the Agreement.

2.The Parties have agreed to change the delivery term CIP (Incoterms 2020) to Delivery At Place and have agreed to replace “CIP” with “DAP” in Section 1.7. After the change Section 1.7 will read as follows (changes in italics):
“1.7 "DAP" means Delivery At Place to DISTRIBUTOR’s logistics service provider [***], in accordance with the ICC Incoterms 2020, International Rules for the Interpretation of Trade Terms, ICC Publication No. 723.”

3.As a consequence of the agreed new delivery term, the Parties have agreed to revise Section 7.1 (Shipment). After the revisions Section 7.1 will read as follows (changes in italics:

“7.1 Shipment. The Product shall be shipped DAP and risk shall pass accordingly (when Product is delivered to [***]). DISTRIBUTOR shall immediately inform SUPPLIER as soon as the Product has been delivered to [***]. This information shall be sent to [***] Title and control to Product shall pass at the same time as risk, i.e. when Product is delivered to [***].”

4.Except as set forth herein, (a) all terms and conditions of the Agreement are ratified and confirmed in all respects and shall continue in full force and effect, (b) the Agreement and this Amendment No. 1 shall be read and construed as a single agreement, and all references to the Agreement, as previously amended, shall hereafter refer to the Agreement, as amended hereby, and (c) nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation or right of either party under the Agreement.

5.This Amendment No. 1 shall be effective as of the date of last signature hereof (the “Amendment Effective Date”).

6.Section 19 of the Agreement shall apply to this Amendment No. 1 and be incorporated herein by reference.

Signature page follows

IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of each Party by its duly authorised representatives.

Valneva Austria GmbH Seqirus GmbH

[***]                 [***]

Valneva Austria GmbH

[***]